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                                                                    EXHIBIT 11.1

                            CORNELL CORRECTIONS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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                                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                              --------------------------------------------------------
                                                                          2001                        2000
                                                              ----------------------------   -------------------------
                                                                   BASIC        DILUTED        BASIC       DILUTED
                                                              ----------------------------   -------------------------
Net Earnings                                                         $ 1,442      $ 1,442       $ 1,932       $ 1,932
                                                              ============================   =========================

Shares used in computing net earnings per share:
     Weighted average common shares and
       common share equivalents                                       10,277       10,277        10,161        10,161


     Less treasury shares                                             (1,035)      (1,035)         (770)         (770)

     Effect of shares issuable under stock options
       and warrants based on the treasury stock method                        -       638        -                134
                                                              ----------------------------   -------------------------

                                                                       9,242        9,880         9,391         9,525
                                                              ----------------------------   -------------------------


 Net earnings per share                                              $  0.16      $  0.15       $  0.21       $ 0.20
                                                             =============================   =========================

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                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                 -----------------------------------------
                                                                         2001                   2000
                                                                 -------------------    ------------------
                                                                   BASIC   DILUTED       BASIC   DILUTED
                                                                 -------------------    ------------------
Net Earnings                                                       $ 4,395  $ 4,395      $ 6,096  $ 6,096
                                                                 ===================    ==================

Shares used in computing net earnings per share:
     Weighted average common shares and
       common share equivalents                                     10,230   10,230       10,157   10,157


     Less treasury shares                                             (994)    (994)        (722)    (722)

     Effect of shares issuable under stock options
       and warrants based on the treasury stock method               -          425        -          135
                                                                 -------------------    ------------------

                                                                     9,236    9,661        9,435    9,570
                                                                 -------------------    ------------------


 Net earnings per share                                            $  0.48  $  0.45      $  0.65  $  0.64
                                                                 ===================    ==================
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